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                                                                    Exhibit 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Managers
Ardent Health Services LLC:

We consent to the use of our report dated July 3, 2003 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

Our report refers to the Capitalization of the Company effective August 1, 2001. The Capitalization of the Company resulted in a reduction to the historical book value of certain assets of the Predecessor Company. As a result of the Capitalization, the consolidated financial information for the periods subsequent to the Capitalization - August 1, 2001, is presented on a different cost basis than that for the periods before the Capitalization and, therefore, is not comparable to the Predecessor Company's pre-capitalization consolidated financial information.


                                             /s/ KPMG LLP
Nashville, Tennessee
December 12, 2003


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                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Managers
Ardent Health Services LLC:

We consent to the inclusion of our report dated June 27, 2003 on our audit of the financial statements of Lovelace Health Systems, Inc, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                      /s/ KPMG LLP


Albuquerque, New Mexico
December 11, 2003
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                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Managers
Ardent Health Services LLC:

We consent to the use of our report dated December 1, 2003 related to the combined financial statements of Sandia Health System as of and for the four-month period ended December 31, 2002 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                      /s/ KPMG LLP


Nashville, Tennessee
December 12, 2003